Exhibit 4.47
Counterpart __ of __
ENTERGY NEW ORLEANS, INC.
to
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York, successor to Harris Trust
Company of New York and Bank of Montreal Trust Company)
As Trustee under the Mortgage and Deed of Trust,
dated as of May 1, 1987 of Entergy New Orleans, Inc.
_________ SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds,
__% Series due _______ __, 20__
(_________ Series)
Dated as of _____ __, 20__

_________ SUPPLEMENTAL INDENTURE, dated as of _____ __, 20__, between ENTERGY NEW ORLEANS, INC., a corporation of the State of Louisiana, whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112 (the “Company”) and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286, as trustee under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York Mellon, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the “First Supplemental Indenture”); and
WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Company executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998 (the “Seventh Supplemental Indenture”), its Eighth Supplemental Indenture, dated as of July 1, 2000 (the “Eighth Supplemental Indenture”), its Ninth Supplemental Indenture, dated as of February 1, 2001, its Tenth Supplemental Indenture, dated as of October 1, 2002, its Eleventh Supplemental Indenture, dated as of July 1, 2003, its Twelfth Supplemental Indenture dated as of August 1, 2004, its Thirteenth Supplemental Indenture dated as of August 15, 2004, its Fourteenth Supplemental Indenture dated as of June 1, 2005, its Fifteenth Supplemental Indenture, dated as of November 1, 2010, its Sixteenth Supplemental Indenture, dated as of November 1, 2012, Seventeenth Supplemental Indenture, dated as of June 1, 2013, its Nineteenth Supplemental Indenture, dated as of March 15, 2016, [and] its Twentieth Supplemental Indenture, dated as of May 1, 2016, [and its _________ Supplemental Indenture, dated as of _____ __, 20__,] each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana, and which Nineteenth [and Twentieth] Supplemental Indentures have been recorded in Union County, Arkansas, which Parishes and County are the same Parishes and County in which this _________ Supplemental Indenture is to be recorded; and
WHEREAS, the Company executed and delivered to the Trustee its Eighteenth Supplemental Indenture, dated as of March 3, 2016 in connection with the acquisition by the Company of certain real property and interests in real property situated in Arkansas, which Supplemental Indenture has been recorded in Union County, Arkansas and certain Parishes in Louisiana; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective November 1, 2010, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	None
7.55% Series due September 1, 2023	30,000,000	None
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	None
7% Series due July 15, 2008	30,000,000	None
8.125% Series due July 15, 2005	30,000,000	None
6.65% Series due March 1, 2004	30,000,000	None
6.75% Series due October 15, 2017	25,000,000	None
3.875% Series due August 1, 2008	30,000,000	None
5.25% Series due August 1, 2013	70,000,000	None
5.65% Series due September 1, 2029	40,000,000	None
5.60% Series due September 1, 2024	35,000,000	None
4.98% Series due July 1, 2010	30,000,000	None
5.10% Series due December 1, 2020	25,000,000	25,000,000
5.0% Series due December 1, 2052	30,000,000	30,000,000
3.90% Series due July 1, 2023	100,000,000	100,000,000
5.50% Series due April 1, 2066	110,000,000	110,000,000
4% Series due June 1, 2026	85,000,000	85,000,000
; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this _________ Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS _________ SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS, INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto (to the extent of its legal capacity to hold the same for the purpose hereof) THE BANK OF NEW YORK MELLON, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the “Municipalization Interest”); and (2) all properties of the Company, real, personal and mixed, of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article [VIII] hereof and all other properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way and including real property and interests situated in Louisiana, Arkansas and elsewhere) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.
PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this _________ Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto (to the extent of its legal capacity to hold the same for the purposes hereof) THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this _________ Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and their successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Indenture, as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.01    Terms From the Original Indenture and First through [Twentieth] Supplemental Indentures. Except as set forth in Section 1.02 below, all defined terms used in this _________ Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the [Twentieth] Supplemental Indentures, as the case may be.

Section 1.02    Certain Defined Terms. As used in this _________ Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Bonds of the _________ Series” shall have the meaning specified in Section 2.01.
The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

Section 1.03    References are to _________ Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles”, “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this _________ Supplemental Indenture, and the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this _________ Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

Section 1.04    Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II
THE _________ SERIES
Section 2.01    Bonds of the _________ Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated __% Series due _______ __, 20__ (herein sometimes referred to as the “Bonds of the _________ Series”), each of which shall also bear the descriptive title “First Mortgage Bond”. The form of Bonds of the _________ Series shall be substantially in the form of Exhibit A hereto. Bonds of the _________ Series (which shall be initially issued in the aggregate principal amount of $___,000,000) shall mature on _______ __, 20__ and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the _________ Series shall bear interest at the rate of ________ percent (__%) per annum (except as hereinafter provided), payable semi-annually on ______ and ______ of each year, and at maturity or earlier redemption, the first interest payment to be made on _____ __, 20__ for the period from the date specified in the form of the Bonds of the _________ Series to, but not including, _____ __, 20__; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of the _________ Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of Bonds of the _________ Series shall bear interest (before and after judgment) at the rate of _____ percent (__%) per annum. Interest on the Bonds of the _________ Series shall be computed on the basis of a 360-day year consisting of 12 thirty-day months. Interest on Bonds of the _________ Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any Bond of the _________ Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.
The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the _________ Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 2.02    Redemption of Bonds of the _________ Series.     (a) The Bonds of the _________ Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption [terms to be inserted at time of pricing].

(b) Bonds of the _________ Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended. Any redemption under said Section 3.04, as amended, shall be at a redemption price equal to 100% of the principal amount of the Bonds of the _________ Series being redeemed plus accrued and unpaid interest thereon to the redemption date.
(c) Bonds of the _________ Series shall also be redeemable as follows:
Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the _________ Series, at his or her last address appearing upon the registry books, such notice (hereinafter referred to in this Section 2.02(c) as the “Trustee’s Special Notice”), to state that it is given pursuant to this Section 2.02(c) of this _________ Supplemental Indenture and that the holder of any Bond or Bonds of the _________ Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the _________ Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 2.02(c) set forth.
Upon the mailing of the Trustee’s Special Notice, the holder of any Bonds of the _________ Series then Outstanding may, within forty-five (45) days from the date of the Trustee’s Special Notice, give the Trustee written notice of such holder’s intent to have his or her Bond or Bonds of the _________ Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee’s Special Notice, upon delivery and surrender of such Bond or Bonds of the _________ Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee’s Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his or her Bond or Bonds of the _________ Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee’s Special Notice, redeem any such Bond or Bonds of the _________ Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.
Section 2.03    Transfer and Exchange. At the option of the registered owner, any Bonds of the _________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Bonds of the _________ Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
Upon any such exchange or transfer of Bonds of the _________ Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in

Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the _________ Series.
Section 2.04    Dating of Bonds and Interest Payments. (a) Each Bond of the _________ Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the _________ Series dated prior to _____ __, 20__ shall bear interest from the date specified in such Bond; and provided, further, that if any Bond of the _________ Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the _________ Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from the date of original issuance of Bonds of the _____ Series, if no interest shall have been paid on the Bonds of the _________ Series.
(b) Notwithstanding the foregoing, Bonds of the _________ Series shall be dated so that the person in whose name any Bond of the _________ Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the _________ Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the _________ Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the _________ Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days immediately preceding any interest payment date of said series.
Section 2.05    Additional Bonds of the _________ Series. Upon the delivery of this _________ Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, as heretofore supplemented, there shall be an initial issue of Bonds of the _________ Series for the aggregate principal amount of $___,000,000. Additional Bonds of the _________ Series, without limitation as to amount, having substantially the same terms as the Outstanding Bonds of the _________ Series (except for the issue date, the price to public and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, as heretofore supplemented, without the notice to or the consent of the existing holders of the Bonds of the _________ Series.
Section 2.05    Release of Company upon Conveyance or Other Transfer.
In case the Company, as permitted by Section 15.01 of the Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Indenture may also provide for the release and discharge of the Company from all obligations under any Bonds of the _________ Series issued under the Indenture which are assumed by such successor.

ARTICLE III
OTHER PROVISIONS FOR RETIREMENT OF BONDS
Section 3.01    Exchange or Redemption upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, is hereby further amended to insert the following words immediately after the words “the _________ Supplemental Indenture”:
“, shall (as to the New LP&L Bonds being exchanged for the Bonds of the _________ Series) be subject to redemption at the option of the Company on terms similar to those provided in the _________ Supplemental Indenture,"
Section 3.02    Redemption Price upon Merger or Consolidation. The redemption price for any Bonds of the _________ Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to 100% of the principal amount of the Bonds of the _________ Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
ARTICLE IV
COVENANTS
Section 4.01    Maintenance of Paying Agency. So long as any Bonds of the _________ Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of and premium, if any, or interest on any Bonds of the _________ Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.
Section 4.02    Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in principal amount of Bonds of the _________ Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such Bonds.

ARTICLE V
THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE
SECTION 5.01.    Excepted Encumbrances.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 1.06 of the Indenture to read substantially as follows:
Section 1.06.    The term “Excepted Encumbrances” shall mean as of any particular time any of the following:
(a)    liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(b)    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(c)    liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(d)    easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;
(e)    liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;
(f)    liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;
(g)    leases existing on [July 1, 2016] affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii)

do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;
(h)    liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
(i)    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
(j)    rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;
(k)    liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;
(l)    liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;
(m)    rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
(n)    (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;
(o)    any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(p)    any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
(q)    any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;
(r)    rights and interests granted pursuant to Section 11.02;
(s)    any lien of the Trustee granted pursuant to Section 16.09; and
(t)    Prepaid Liens.
To add the following definitions to Section 1.02 of the Indenture:
The term “Business Day,” when used with respect to the place or places at which principal of and premium, if any, and interest, if any, on the bonds are payable or any other particular location specified in the bonds or this Indenture, shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in the bonds or in a supplemental indenture creating such bonds.
The term “Governmental Authority” shall mean the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
To add the following definitions to Section 1.03 of the Indenture:
The term “Person” shall mean any individual, Corporation, joint venture, trust or unincorporated organization or any Governmental Authority.
The term “Prepaid Liens” means any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.
SECTION 5.02.    Priority Opinions.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To restate subdivision (7) of Section 5.05 of the Indenture to read substantially as follows:
(7) either an Opinion of Counsel or an Officer’s Certificate complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:

(a)    (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or certificate, will constitute, a lien on all the Property Additions to be made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Excepted Encumbrances and any other liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate; and
(b)    the Company has corporate authority to operate such Property Additions; and
To add the following definition to Section 1.03 of the Indenture:
“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a resolution of the Board of Directors to act in respect of matters relating to this Indenture.
SECTION 5.03.    Dispositions, etc. without Release or Consent of Trustee.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 11.02 of the Indenture to read substantially as follows:
Section 11.02.    Unless one of more of the Defaults defined in Section 12.01 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
(1)    sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a fair value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens prior hereto except Excepted Encumbrances and any other liens to which the property sold or otherwise disposed of was subject;
(2)    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;

(3)    grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;
(4)    terminate, abandon, surrender, cancel, release, modify or dispose of any franchises, licenses or permits that are Mortgaged and Pledged Property; provided that such action is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company, and; provided further that any franchises, licenses or permits that become Mortgaged and Pledged Property by the operation of granting clauses and thereafter, in the opinion of the Company, cease to be necessary for the operation of the Mortgaged and Pledged Property shall automatically cease to be subject to the lien of this Indenture, without any release or consent, or report to, the Trustee or either of them; and
(5)    rearrange any of its street car tracks and switches or reduce or permanently discontinue the operation of or remove or abandon any of its street or interurban railway lines or street or interurban transportation lines, if, in the judgment of the Board of Directors of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company or if the Company is ordered so to do by a regulatory authority having jurisdiction in the premises.
SECTION 5.04.    Release of Unfunded Property
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend clause (b) of subdivision (II)(1) of Section 11.04 of the Indenture to read substantially as follows:
(b) that the Company has decided to release from the Lien hereof the property to be released.
SECTION 5.05.    Statutory Mergers.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
A statutory merger pursuant to which the assets and liabilities of the Company are allocated to one or more entities shall not be considered to be a merger subject to the provisions of this Article XV unless all of the assets and liabilities of the Company are allocated to an entity other than the Company and the Company does not survive such statutory merger. In all other cases of a statutory merger pursuant to which any Mortgaged and Pledged Property is allocated to one or more entities other than the Company, each allocation of any Mortgaged and Pledged Property to an entity other than the Company shall be deemed, for all purposes of this Indenture, to be a transfer of such Mortgaged and Pledged Property to such entity and not a merger.
SECTION 5.06.    Transfer of Less than Substantially All.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
A conveyance, transfer or lease by the Company of any part of the Mortgaged and Pledged Property shall not be deemed to constitute the conveyance, transfer or lease as, or substantially as, an entirety of the Mortgaged and Pledged Property for purposes of this Indenture if the fair value of the Mortgaged and Pledged Property retained by the Company exceeds 143% of the aggregate principal amount of all Outstanding bonds issued under this Indenture and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, such bonds with respect to such Mortgaged and Pledged Property. Such fair value shall be established by the delivery to the Trustee of an Independent Engineer’s Certificate stating the Independent Engineer’s opinion of such fair value as of a date not more than 90 days before or after such conveyance, transfer or lease. Article XV of this Indenture is not intended to limit the Company’s conveyances, transfers or leases of less than substantially the entirety of the Mortgaged and Pledged Property.
SECTION 5.07.    Merger into Company; Extent of Lien of the Indenture.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
In the case of a consolidation or merger after the consummation of which the Company would be the surviving or resulting entity, unless an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.
SECTION 5.08.    Trustee Replacement.
The Company reserves the right, without any consent, vote or other action by holders of Bonds of the _________ Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 16.19 of the Indenture to add a new paragraph at the end reading substantially as follows:
So long as no event which is, or after notice or lapse of time, or both, would become, a Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the bondholders as provided in Section 16.15 hereof, if the Company shall have delivered to the Trustee (i) resolutions of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 16.17 hereof, the Trustee shall be deemed to have resigned as contemplated in Section 16.14 hereof, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Section 16.15 hereof and such appointment shall be deemed to have been accepted as contemplated in Section 16.17 hereof, all as of such date, and all other provisions of Sections 16.14, 16.15 and 16.17 hereof shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph.
SECTION 5.09.    Concerning the Trustee
Notwithstanding the foregoing, in no event shall the Trustee be required to sign any amendment or supplemental indenture to give effect to any amendment contemplated under this Article V if such amendment or supplemental indenture, in the opinion of the Trustee, adversely affects the rights, duties, protections, indemnities, privileges, liabilities or immunities of the Trustee under the Indenture.
ARTICLE VI
CONSENT TO AMENDMENTS
Section 6.01    Consent to Amendments.
Each initial and future holder of Bonds of the _________ Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in (i) Article V of the Sixteenth Supplemental Indenture, dated as of November 1, 2012 between the Company and the Trustee, (ii) Article V of the Nineteenth Supplemental Indenture, dated as of March 15, 2016 [and (iii) Article V of the _________ Supplemental Indenture, dated as of _____ __, 20__,] without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01    Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this _________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this _________ Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this _________ Supplemental Indenture.
Section 7.02    Effect of _________ Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this _________ Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this _________ Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.
Section 7.03    Record Date. The holders of the Bonds of the _________ Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the _________ Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the _________ Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of the Bonds of the _________ Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 7.04    Titles. The titles of the several Articles and Sections of this _________ Supplemental Indenture shall not be deemed to be any part hereof.
Section 7.05    Counterparts. This _________ Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 7.06    Governing Law. The laws of the State of New York shall govern this _________ Supplemental Indenture and the Bonds of the _________ Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
ARTICLE VIII
SPECIFIC DESCRIPTION OF PROPERTY
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.
PARAGRAPH THREE

All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.
PARAGRAPH FOUR
The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.
PARAGRAPH FIVE
The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.
PARAGRAPH SIX
The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.
PARAGRAPH SEVEN
All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.
Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, all as of the day and year first above written.
ENTERGY NEW ORLEANS, INC.

By: __________________________
Name:
Title:
Attest:

By:
Name:
Title:

Executed, sealed and delivered by
ENTERGY NEW ORLEANS, INC.
in the presence of:

By:
Name:

By:
Name:

THE BANK OF NEW YORK MELLON
As Trustee
By:
Name:
Title:
Attest:
By:
Name:
Title:

Executed, sealed and delivered by
  THE BANK OF NEW YORK MELLON
  in the presence of:

By:
Name:

BY:
Name:

STATE OF LOUISIANA    )
                                            ) SS.:
PARISH OF ORLEANS     )
On the ____ day of _____, 20__, before me appeared __________, to me personally known, who, being by me duly sworn, did say that he/she is ___________ of ENTERGY NEW ORLEANS, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said __________ acknowledged said instrument to be the free act and deed of said corporation and that he/she signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the ____ day of _____, 20__, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________; that he/she is __________ of ENTERGY NEW ORLEANS, INC., one of the parties described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Notary Public

STATE OF __________    )
) ss.:
COUNTY OF __________    )
On the ____ day of _____, 20__, before me appeared __________ to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he/she is __________ of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said __________ acknowledged said instrument to be the free act and deed of said corporation and that he/she signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the ____ day of _____, 20__, before me personally came __________, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he/she resides in __________; that he/she is __________ of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Notary Public

EXHIBIT A
[FORM OF BOND OF THE _________ SERIES]
[(See legend at the end of this bond for
restrictions on transferability and change of form)]

FIRST MORTGAGE BOND,
__% Series due _______ __, 20__
CUSIP No. __________
No. R-__                                        $___________
ENTERGY NEW ORLEANS, INC., a corporation duly organized and existing under the laws of the State of Louisiana (the “Company”), for value received, hereby promises to pay to ___________ or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of _____________ ($___________) on _______ __, 20__, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from _____ __, 20__, if the date of this bond is prior to _____ __, 20__, or, if the date of this bond is on or after _____ __, 20)), from the ______ or ______ immediately preceding the date of this bond to which interest has been paid on bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of ________ percent (__%) per annum in like coin or currency on ______ or ______ of each year, commencing _____ __, 20__, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of _____ percent (__%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, or its successor thereunder, shall have signed the authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, __% Series due _______ __, 20__ (herein called Bonds of the _________ Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the _________ Supplemental Indenture dated as of _____ __, 20__, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to The Bank of New York Mellon (successor to Bank of Montreal Trust Company), as Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a

Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds of the _________ Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is [not] redeemable at the option of the Company [under certain circumstances in the manner and at such redemption price as is provided in the _________ Supplemental Indenture]. This bond is [also] redeemable at the option of the owner upon the events, in the manner, and at such redemption prices as are specified in the _________ Supplemental Indenture. This bond is also mandatorily redeemable under certain circumstances in the manner and at such redemption price as is provided in the _________ Supplemental Indenture.
No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each initial and future holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in Article V of the _________ Supplemental Indenture, Article V of the Nineteenth Supplemental Indenture, and Article V of the Sixteenth Supplemental Indenture, in each case without any other or further action by any holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY NEW ORLEANS, INC.
By:__________________________
Name:
Title:

Attest:
By:____________________
Name:
Title:
[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee,

By:______________________________
Authorized Signatory

[LEGEND
Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary, and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]